Exhibit 99.1

LexaGene Successfully Completes Statement of Work for BioPharma Company

BEVERLY, Mass. USA – Nov 22, 2022 – LexaGene Holdings, Inc., (OTCQB: LXXGF; TSX-V: LXG) (“LexaGene” or the “Company”), an innovative, molecular diagnostics company that has commercialized the MiQLab® System for automated, genetic testing, is pleased to announce the completion of a validation study with a major biopharma company that recently purchased a MiQLab System for the possible use of the technology in its manufacturing processes.

Dr. Jack Regan, LexaGene’s CEO and Founder commented, “We are very pleased with how quickly this study was completed and the quality of the data generated. This validation study showed the MiQLab System to be sensitive, reliable, reproducible, tolerant to materials (i.e., inhibitors) commonly used or produced in the manufacturing process, and it provides quantitative information on targeted contaminants. Furthermore, the data proved the MiQLab System is comparable to gold standard techniques performed by skilled scientists. These benefits and the automated nature of the MiQLab System make in-line screening for manufacturing contaminants possible. Such in-line screening would allow for more rapid detection of contaminants, which mitigates the risk of significant losses and improves the productivity of the plant and the safety of their products.”

Dr. Regan continued, “Now that the study is complete, I look forward to discussing with our biopharma customer the next steps that are needed to get our technology broadly adopted for their manufacturing testing needs.”

The validation study was conducted using MiQLab Systems equipped with MiQLab Microbial QC Panels (C2) that screen processed samples for Cutibacterium acnes, Escherichia coli (E. coli), Staphylococcus, Streptococcus and Mycoplasma. The study was conducted mainly at LexaGene except for using proprietary materials from the biopharma company, as these tests were performed by employees of the biopharma company at their location using their recently purchased MiQLab System.

For more information about LexaGene and the MiQLab System, please visit www.lexagene.com or follow us on Twitter and LinkedIn.

About LexaGene Holdings Inc.

LexaGene is a molecular diagnostics company that has commercialized the MiQLab System for fast and easy detection of biological contaminants, pathogens and other molecular markers. The System is designed for on-site usage and uses real-time PCR chemistry. Our customers include biopharmaceutical companies and veterinary hospitals. The MiQLab System delivers excellent sensitivity, specificity, and breadth of detection.

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Except for statements of historical fact, this news release contains certain "forward-looking information" or "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

LexaGene | 500 Cummings Center, Suite 4550, Beverly, Mass., 01915 | T 800.215.1824 | info@lexagene.com

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to American economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; intellectual property infringement risks, risks relating to any required regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

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LexaGene | 500 Cummings Center, Suite 4550, Beverly, Mass., 01915 | T 800.215.1824 | info@lexagene.com